ARTICLE 1

STOCKHOLDERS

SECTION 1.1 Annual Meeting. The annual meeting of ACRL stockholders for the election of Directors to succeed those whose terms expire, and for the transaction of such other business as may properly come before the meeting shall be held each year at the registered office of the corporation, or at such other place, either within or without the State of Florida, as the Board of Directors may designate, on the date and at the time hereinafter specified, if not a legal Holiday in the USA or Canada, then on the next day at the same time of day. The day and time for said annual meeting shall be the __________ in __________ of each year.

SECTION 1.2 Special Meetings. Special meetings of ACRL stockholders for any purpose(s) may be called at any time by the Board of Directors to be held at such time and place as the Board of Directors my designate. At any time, upon the request of any stockholder(s) holding in the aggregate on-third (1/3) of the voting power of all stockholders, it shall be the duty of the Secretary to call a special meeting of the stockholders to be held at such timeas said Sectrtary may fix, not less than ten (10) days nor more than fifty (5) days after the receipt of said request, and if said Secretary shall neglect or refuse to issue such call, the Director(s) or stockholder(s) making the request may do so.

SECTION 1.3 NOTICE OF MEETINGS. At least 10 days notice of the time and place of the annual ACRL stockholders' meeting shall be required. Notice may be made by mail or by approved electronic methods. If by mail and if the notice is placed in the mail, postage prepaid, and addressed to the stockholder at his/her last know postal address, notice shall be deemed to have been delivered. The Corporate Secretary shall be responsible for assuring meeting notices are delivered to stockholders as per the intent of this Section of the By-Laws.

SECTION 1.4 VOTING. ACRL stockholders may cast their votes in person or by approved electronic methods as provided by the corporation.

ARTICLE 2

DIRECTORS

SECTION 2.1 Number and Qualification. The business affairs and assets of the corporation shall be overseen by a Board of Directors. The initial number of Directors shall be three (3), and may be increased by unanimous resolution of the sitting Directors at any time said increase is determined to benefit the corporation and its stockholders. Qualifications for Directors shall be determined by the sitting Board members. The ultimate makeup of the ACRL Board shall include at least two representatives from ACRL Executive Management (initially the Chief Executive Officer and the Chief Operating Officer) and at least three external members who are not ACRL employees. The intent is to always have at least one more external member than internal members. Detailed descriptions of the duties of the Board of Directors are appended to these ACRL by laws.

SECTION 2.2 Election – Term of Office. The Directors shall be elected by the stockholders at each annual stockholders' meeting, to hold office until the next annual stockholders' meeting as provided in these by laws. Election of Directors may be held at a special meeting called for that purpose.

SECTION 2.3 Vacancies. Any vacancy occurring in the Board of Directors, whether caused by resignation, death or otherwise, shall be filled by affirmative vote of a majority of the remaining Directors though less than a quorum of the Board. A Director elected to fill a vacancy shall be elected for the unexpired term of his/her predecessor in office.

SECTION 2.4 Quorum. A majority of the number of Directors shall constitute a quorum for the transaction of business. Unless otherwise provided in these By Laws, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A majority of those present less than a quorum, may adjourn from time to time without further notice, until a quorum shall attend. When a quorum shall attend, any business may be transacted which might have been transacted at the meeting had the same been held on the date stated in the notice of meeting.

SECTION 2.5 Delegation of Authority. The Board of Directors may by resolution delegate such authority to one or more of the Directors as it deems necessary or appropriate for the carrying out of the objectives of the Corporation.

SECTION 2.6 Annual Meeting. The first meeting of each newly elected Board of Directors shall be known as the annual meeting thereof and shall be held immediately after the annual shareholders' meeting or any special shareholders' meeting called for the purpose of electing Director(s).

SECTION 2.7 Regular Meetings. Regular meetings of the Board of Directors shall be held at such place and on such day and hour as shall from time to time be fixed by resolution of the Board.

SECTION 2.8 Special Meetings. Special meetings of the Board of Directors shall be held at such place and on such day and hour as shall from time to time be requested by the Board Chairman or by any member of the Board

SECTION 2.9 Place of Meetings. Meetings of the Board of Directors, annual regular or special, may be held within or without the State of Florida at a location fixed by the Board Chair.

SECTION 2.10 Attendance Options. Director attendance at Board meetings may be in person, by teleconference, video-conference, or by any other vehicle acceptable to the majority of Board members, by which all members can hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

SECTION 2.11 Notice of Meetings. Notice of the time and place of all meetings of the Board of Directors shall be given by the Secretary, or by the person calling the meeting, by mail, by telephone, or by e-mail (return acknowledgement required). Notices will be given at least 48 hours prior to the time when the meeting is to be held. Notices for the annual meeting must be given at least 10 days before the time when the meeting is to be held.

SECTION 2.12 Consent to Action. Any action which may be taken at a meeting of the Board of Directors, or at a meeting of any committee of the Board, may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all the Directors or all the members of a committee. Such consent shall have the same force and effect as a unanimous vote at a duly convened meeting.

SECTION 2.13 Committees. The Board of Directors by resolution adopted by a majority of the full Board of Directors may designate from among its members one of more of the following committees, which, to the extent provided in the resolution, may have and exercise all of the authorities of the Board of Directors:

Executive Committee
Strategic Planning Committee
Finance Committee
Ethics Committee
Compensation Committee

No such committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation or By Laws; adopting plans of merger or consolidation; recommending to the stockholders the sale, lease or disposition of all or substantially all of the property and assets of the Corporation; or recommending to the stockholders voluntary dissolution of the Corporation. Notice of meetings of committees shall be a provided in these By Laws for notice of Directors' meetings, unless the resolution establishing the committee specifically provides a different procedure.

SECTION 2.14 Manifestation of Dissent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he/she shall file his/her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting, Such right to dissent shall not apply to a Director who voted in favor of the action.

SECTION 2.15 Removal of Director. Any individual Director may be removed, with or without cause, at a special meeting called for expressly that purpose, by a vote of the majority of the Board of Directors. Filling the vacancy shall be done in accordance with Section 2.3 of these By Laws.

SECTION 2.16 Director Compensation. The Directors shall receive such reasonable compensation for their services as Directors and as members of any committee appointed by the Board as may be prescribed by the Board of Directors and may be reimbursed by the Corporation and reasonable expenses incurred in the performance of their duties.

ARTICLE 3

OFFICERS

SECTION 3.1 Officers Enumerated. The officers of the Corporation shall be a President/Chief Executive Officer, a Vice President, a Secretary and a Treasurer each of whom shall be elected by the Board of Directors at the annual meeting thereof, to hold office for the term of one (1) year, or until their successors are elected and qualified in their positions. Any two or more offices may be held by the same person, except the offices of President and Secretary.

SECTION 3.2 Qualifications. The President/Chief Executive Officer must be a Director of the Corporation. None of the other officers need to be Directors.

SECTION 3.3 Removal and Vacancy. Any officer of the Corporation may be removed by the Board of Directors at any time with or without cause, Such removal, however, shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights. If any corporate office becomes vacant by reason of death, resignation, removal or otherwise, the Board of Directors or the executive officer possessing delegated authority to appoint such an officer, shall have power to fill such vacancies. In case of absence or disability of any officer, the Board of Directors or the President may delegate the duties and associated powers of any such officer to another officer for the time being.

SECTION 3.4 Compensation. The Board of Directors, or a committee thereof appointed for that purpose, shall establish the types and amounts of compensation for all officers. Compensation for all other employees or agents of the Corporation shall be established by or at the direction of the President subject to guidelines established by the Board of Directors.

SECTION 3.5 Exercise of Corporate Rights as Stockholders. Unless otherwise ordered by the Board of Directors, the President or his/her designee acting by written designation, shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of shareholders of any corporation in which ACRL Corporation may hold stock, other than in a fiduciary capacity, and may exercise on behalf of ACRL Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of ARL Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon and other person or persons.

SECTION 3.6 Duties of the President/Chief Executive Officer (CEO). The President/CEO, or his/her designee, shall preside over meetings of the Board of Directors and of the stockholders. The President/CEO shall exercise the usual executive powers pertaining to the office of President/CEO (See Addendum to Section 3.6 for detailed job description of the President/CEO). The President/CEO shall perform such other duties as the Board of Directors may from time to time designate.

SECTION 3.7 Duties of the Vice President/Chief Operating Officer (COO). The Vice President/COO may act as President in the absence of or disability of the President and may perform other such duties as the Board of Directors may from time to time designate. (See Addendum to Section 3.7 for detailed job description of the Vice President/COO)

SECTION 3.8 Duties of the Secretary. It shall be the duty of the Secretary to keep records of the proceedings of the Board of Directors and of the stockholders' meetings; to attest all certificates of stock with the President/CEO; and, when requested by the President/CEO, sign and execute with the President/CEO all deeds, bonds, contracts and other obligations or instruments in the name of the Corporation; to keep the Corporate Seal and assure the Seal is affixed to certificates of stock and the transfers of the same. The Secretary assures that notices of Board of Directors and stockholders' meetings are communicated in accordance with the methods and timing specified in these By Laws; maintains the official Corporate Records which shall at all reasonable times be open to examination by any Director. The Secretary may perform such other duties as the Board of Directors may from time to time designate.

SECTION 3.9 Duties of the Treasurer/Chief Financial Officer (CFO). The Treasurer/CFO shall have the care and custody, and be responsible for, all funds and securities of the Corporation, and shall cause to be kept official accounting records. He/she shall cause to be deposited all funds and other valuable effects in the name of the Corporation in such depositories as may be designated by the Board of Directors. I general, he shall perform all the duties as from time to time may be assigned to him/her by the Board of Directors. (See Addendum to Section 3.9 for detailed job description of the Treasurer/Chief Financial Officer)

SECTION 3.10 Compensation. The Board of Directors, or the Compensation Committee, shall establish the types and amounts of compensation for all officers. Compensation for all other employees or agents of the Corporation shall be established by or at the direction of the President/CEO subject to guidelines established by the Board of Directors.

ARTICLE 4

CORPORATE SEAL

SECTION 4.1 Corporate Seal. In the exercise of its discretion the Board of Directors may adopt and maintain a suitable seal for the Corporation.

ARTICLE 5

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

SECTION 5.1 Extent of Indemnification. The Corporation shall indemnify any person made a party to any proceeding, including by or in the right of the Corporation, by reason of the fact that such person is or was a Director of the Corporation against judgments, penalties, fines, settlements, and reasonable expenses, including attorneys' fees, actually incurred by such person in connection with such proceeding to the extent permitted by and in accordance with the applicable Florida State laws; and shall so indemnify any officer, employee, or agent of the Corporation who is not a Director if the Board of Directors determine that he/she acted in good faith and in a manner he/she reasonably believed to be not opposed to the best interests of the Corporation – and with respect to any criminal action or proceeding, had no reasonable cause to believe his/conduct was unlawful.

SECTION 5.2 Indemnification not Exclusive. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled underany By Law, agreement, vote of disinterested Directors or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 5.3 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, trustee, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him/her and incurred by him/her in any such capacity or arising out of his status as such, whether or not the corporation would be required to indemnify him/her against such liability under the provisions of this Article .

ARTICLE 6

MISCELLANEOUS PROVISIONS

SECTION 6.1 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

SECTION 6.2 Records. The Articles of Incorporation, By Laws, the minutes of all meetings of the Board of Directors and any of its designated committees and the proceedings of stockholder meetings shall be recorded in a Corporate Minutes "Book" for that purpose. The minutes of each meeting shall be signed by the Corporate Secretary or other officer appointed to act as Secretary..
The Corporation shall also cause that a share register is maintained current giving the names of the stockholders in alphabetical order, showing their respective addresses, and the number of shares held by each, and the dates upon which they acquired the same.
The Corporation shall maintain up to date, appropriate and complete financial records. These records shall provide the type of information required for internal and external financial audits.

SECTION 6.3 Inspection. A copy of the Corporate By Laws, with all amendments thereto, shall at all times be kept in a "convenient" place at the principal office of the Corporation, and shall be open for inspection of all shareholders during normal business hours. The intention of this Article may be fulfilled by making the By Laws accessible via a link in the official Corporate website.
Any person dealing with the Corporation may receive a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or stockholders when certified by the President or Secretary.

SECTION 6.4 Amendments. The By Laws may be amended, altered or repealed, at any regular meeting of the Board of Directors, by a vote of the majority of the whole Board of Directors, provided that a written statement of the proposed action shall have been personally delivered or e-mailed to all Directors at least two days prior ro any such meeting.

I hereby certify the the foregoing are the By Laws of Atacama Resources International Corporation as adopted by the Board of Directors on the ____ day of ______________, 2017.

____
Secretary